HALE AND DORR LLP
                               COUNSELLORA TA LAW

                                www.haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000




                                                        Draft, subject to change
                                                        ------------------------


                                                        ______, 2003


John Hancock Investment Trust III, on behalf of
John Hancock International Fund
101 Huntington Avenue
Boston, MA 02199

John Hancock World Fund, on behalf of
John Hancock European Equity Fund
101 Huntington Avenue
Boston, MA 02199

Ladies and Gentlemen:

      This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization (the "Agreement") made as of _________, 2003 between John Hancock Investment Trust III, on behalf of John Hancock International Fund ("Acquiring Fund"), and John Hancock World Fund on behalf of John Hancock European Equity Fund ("Acquired Fund"). Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund (the "Acquired Fund Liabilities") and (ii) the issuance of shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "Transaction"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

      In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Fund dated February __, 2003; (ii) the statement of additional information for Acquiring Fund dated February __, 2003; (iii) the prospectus for Acquired Fund dated February __, 2003; (iv) the statement of additional information for Acquired Fund dated February __, 2003; (v) the Notice of Meeting of Shareholders Scheduled for May 7, 2003, and the accompanying proxy statement and prospectus on Form N-14 (the "Proxy Statement"); (vi) the Agreement; (vii) the tax representation certificates attached to the Agreement and delivered by each of the Acquiring Fund and the Acquired Fund (the "Representation Certificates"); and (viii) such other documents as we deemed necessary or relevant to our analysis.



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BOSTON              WASHINGTON, DC               NEW YORK                    RESTON                LONDON*
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Hale and Dorr LLP Includes Professional Corporations                        * an independent joint venture law firm



John Hancock Investment Trust III, et al.
__________, 2003
Page 2


      In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, as well as those representations contained in the Representation
Certificates are, on the date hereof, and will be, at the consummation of the Transaction, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the knowledge and belief" (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. We have not attempted to verify independently such representations.

      The conclusions expressed herein represent our judgment regarding the proper treatment of the Transaction under the income tax laws of the United
States based upon the Code, case law, Treasury Regulations, and the rulings and other pronouncements of the Internal Revenue Service (the "Service") in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed after the consummation of the Transaction or that such changes will not affect the conclusions expressed herein.
Nevertheless, we undertake no responsibility to advise you of any developments after the consummation of the Transaction in the application or interpretation of the income tax laws of the United States.

      Our opinion represents our best judgment regarding how a court would decide if presented with the issues addressed herein and is not binding upon the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Service and does not constitute any representation or warranty that such position, if so challenged, will not be rejected by a court.

      This opinion addresses only the specific United States federal income tax consequences of the Transaction set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, or other tax consequences that may result from the Transaction or any other action
(including any action taken in connection with the Transaction).

      On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the termination of Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code.



John Hancock Investment Trust III, et al.
__________, 2003
Page 2


      No opinion is expressed or implied regarding the tax consequences of any other aspects of the Transaction, including but not limited to its effect, if any, on the availability of, or limitations on, any capital loss carryforwards of Acquired Fund, and the payment of any Acquired Fund or Acquiring Fund expenses by John Hancock Advisers, LLC, except as expressly set forth above.

      This opinion is being delivered to you solely in connection with the closing condition set forth in Section 8.6 of the Agreement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.


                                                          Very truly yours,







                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                www.haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000



                                                        Draft, subject to change
                                                        ------------------------


                                                        __________, 2003


John Hancock Investment Trust III, on behalf of
John Hancock International Fund
101 Huntington Avenue
Boston, MA 02199

John Hancock Investment Trust III, on behalf of
John Hancock Global Fund
101 Huntington Avenue
Boston, MA 02199

Ladies and Gentlemen:

      This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization (the "Agreement") made as of ________, 2003 between John Hancock Investment Trust III, on behalf of John Hancock International Fund
("Acquiring Fund"), and John Hancock Investment Trust III on behalf of John
Hancock Global Fund ("Acquired Fund"). Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund (the
"Acquired Fund Liabilities") and (ii) the issuance of shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "Transaction"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

      In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Fund dated February __, 2003; (ii) the statement of additional information for Acquiring Fund dated February __, 2003; (iii) the prospectus for Acquired Fund dated February __, 2003; (iv) the statement of additional information for Acquired Fund dated February __, 2003; (v) the Notice of Meeting of Shareholders Scheduled for May 7, 2003, and the accompanying proxy statement and prospectus on Form N-14 (the "Proxy Statement"); (vi) the
Agreement; (vii) the tax representation certificates attached to the Agreement and delivered by each of the Acquiring Fund and the Acquired Fund (the
"Representation Certificates"); and (viii) such other documents as we deemed necessary or relevant to our analysis.


-------------------------------------------------------------------------------------------------------------------

BOSTON              WASHINGTON, DC               NEW YORK                    RESTON                LONDON*
-------------------------------------------------------------------------------------------------------------------
Hale and Dorr LLP Includes Professional Corporations                        * an independent joint venture law firm

John Hancock Investment Trust III, et al.
________, 2003
Page 2



      In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, as well as those representations contained in the Representation Certificates are, on the date hereof, and will be, at the consummation of the Transaction, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the knowledge and belief" (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. We have not attempted to verify independently such representations.

      The conclusions expressed herein represent our judgment regarding the proper treatment of the Transaction under the income tax laws of the United States based upon the Code, case law, Treasury Regulations, and the rulings and other pronouncements of the Internal Revenue Service (the "Service") in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed after the consummation of the Transaction or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the consummation of the Transaction in the application or interpretation of the income tax laws of the United States.

      Our opinion represents our best judgment regarding how a court would decide if presented with the issues addressed herein and is not binding upon the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Service and does not constitute any representation or warranty that such position, if so challenged, will not be rejected by a court.

      This opinion addresses only the specific United States federal income tax consequences of the Transaction set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, or other tax consequences that may result from the Transaction or any other action (including any action taken in connection with the Transaction).

      On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the termination of Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

John Hancock Investment Trust III, et al.
________, 2003
Page 3


      No opinion is expressed or implied regarding the tax consequences of any other aspects of the Transaction, including but not limited to its effect, if any, on the availability of, or limitations on, any capital loss carryforwards of Acquired Fund, and the payment of any Acquired Fund or Acquiring Fund expenses by John Hancock Advisers, LLC, except as expressly set forth above.

      This opinion is being delivered to you solely in connection with the closing condition set forth in Section 8.6 of the Agreement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.


                                                          Very truly yours,